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                                 EXHIBIT 23(a)


                        Consent of Arthur Andersen LLP



      As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 13, 1994, included in the AEP Industries, Inc.'s Form 10-K for the year ended October 31, 1994, and to all references to our firm included in this registration statement.



                                          ARTHUR ANDERSEN LLP



Roseland, New Jersey
April 19, 1995